UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2007

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code: (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)          Not applicable.

(b)          Not applicable.

(c)          Effective May 16, 2007, the Board of Directors of KEMET Corporation (the “Company”) approved certain additions to the compensation plan of its Chief Executive Officer, Per-Olof Loof. These additions and modifications are as follows:

a.          A long-term incentive plan (“LTIP”) based upon the achievement of certain target financial metrics for the combined FY2008-FY2009 time period has been established.  Mr. Loof has the potential to receive a bonus of up to 100% of his annual base salary (the “Target Bonus”), which is subject to a multiplier equal to 2.0 times the Target Bonus, in each case if the target financial metrics are met or are exceeded by defined parameters. (The maximum bonus payable for FY2008-Y2009 time period pursuant to the LTIP is, therefore, 2.0 times Mr. Loof’s annual base salary.)  If the bonus were earned, it would be paid in the form of restricted shares of common stock of the Company based on the closing price of the stock on the date of approval which was $7.77.  Such shares of restricted stock cannot be sold by Mr. Loof while he remains an employee of the Company.  The LTIP includes a net share settlement provision whereby shares of restricted stock may be surrendered by Mr. Loof to the Company to satisfy his withholding tax obligations.

Effective May 16, 2007, the Board of Directors of the Company approved certain additions to the compensations plans for its other executive officers. These additions and modifications are as follows:

a.          A long-term incentive plan (“LTIP”) based upon the achievement of certain target financial metrics for the combined FY2008-FY2009 time period has been established.  Each executive officer has the potential to receive a bonus of between 50% and 100% of his annual base salary (the “Executive Officer Target Bonus”), which is subject to a multiplier equal to 1.5 times the Executive Officer Target Bonus, in each case if the target financial metrics are met or exceeded by defined parameters. (The maximum bonus payable for the FY2008-FY2009 time period pursuant to the LTIP will vary by position, and will range from 0.75 times annual base salary to 1.5 times annual base salary.)  If the bonus were earned, it would be paid in the form of restricted shares of common stock of the Company based on the closing price of the stock on the date of approval which was $7.77.  Such shares of restricted stock cannot be sold by the executive officer while he remains an employee of the Company.  The LTIP includes a net share settlement provision whereby shares of restricted stock may be surrendered by the executive officer to the Company to satisfy their withholding tax obligations.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2007	KEMET Corporation

/S/ D. E. Gable
David E. Gable
Senior Vice President and
Chief Financial Officer